As filed with the Securities and Exchange Commission on November 18, 1998
                                                      Registration No. 333-
--------------------------------------------------------------------------------
      S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N

                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Casella Waste Systems, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                            03-0338873
-------------------------------                              -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                   25 Greens Hill Lane, Rutland, Vermont 05701
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)

                 Amended and Restated 1997 Stock Incentive Plan
                 ----------------------------------------------

       Non-Statutory Stock Options Pursuant to Written Option Agreements
       -----------------------------------------------------------------

                            (Full title of the plan)

                                 John W. Casella
                 President, Chief Executive Officer and Chairman
                           Casella Waste Systems, Inc.
                               25 Greens Hill Lane
                             Rutland, Vermont 05701
                             ----------------------
                     (Name and address of agent for service)

                                 (802) 775-0325
          ------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

  Title of                         Proposed          Proposed
Securities        Amount to        Maximum            Maximum         Amount of
   to be              be        Offering Price       Aggregate      Registration
Registered        Registered       Per Share      Offering Price         Fee
----------        ----------       ---------      --------------    ------------
Class A
Common Stock,     1,311,000        $31.15 (1)       $40,837,650      $11,352.86
$0.01 par value     shares
--------------------------

     (1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices as reported by Nasdaq on November __, 1998, in accordance with Securities Act Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act").

     (2) The number of shares being registered represents 1,000,000 shares of Class A Common Stock authorized for issuance under the Registrant's Amended and Restated 1997 Stock Incentive Plan and the aggregate number of shares of Class A Common Stock underlying non-statutory options granted to the following:


Optionee              Date of Grant         Number of Shares

James Bohlig          May 25, 1994               85,000

John W. Casella       May 25, 1994               85,000

Douglas R. Casella    May 25, 1994               85,000

Jerry S. Cifor        May 25, 1994               56,000
                                                -------

                                     Total      311,000

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Amended and Restated 1997 Stock Incentive Plan and to certain holders of Non-Statutory Stock Options Pursuant to Written Option Agreements of Casella Waste Systems, Inc., a Delaware corporation (the "Company" or the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Certain Documents by Reference.
             ------------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

     (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements or the Registrant's latest fiscal year;

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (1) above.

     (3) The description of the Class A Common Stock, $0.01 par value per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A as filed with the Commission on October 15, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4. Description of Securities.
             --------------------------

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.
             ---------------------------------------

     Not applicable.

     Item 6. Indemnification of Directors and Officers.
             ------------------------------------------

     The Registrant's Second Amended and Restated Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of the law. The Registrant's Second Amended and Restated Certificate of Incorporation also contains provisions obligating the Registrant to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

     The Registrant maintains insurance coverage insuring directors and officers of the Registrant against certain liabilities which they may incur as directors and officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.

     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Item 7. Exemption From Registration Claimed.
             ------------------------------------

     Not applicable.

     Item 8. Exhibits.
             ---------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. Undertakings.
             -------------

     1. The Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rutland, Vermont, on this 18th day of November, 1998.


                                         Casella Waste Systems, Inc.



                                         By: /s/ John W. Casella
                                             -------------------
                                             John W. Casella
                                             President, Chief Executive Officer,
                                             Chairman of the Board of Directors
                                             and Secretary



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Casella Waste Systems, Inc. hereby severally constitute and appoint John W. Casella, James W. Bohlig and Jeffrey A. Stein, and each of them singly, our true and lawful attorneys-in-fact with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Casella Waste Systems, Inc. to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact, and each of them singly, to said Registration Statement and any and all amendments thereto.

     WITNESS our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of November 18, 1998.

     Signature                         Title
     ---------                         -----

/s/ John W. Casella               President, Chief Executive Officer,
-------------------               Chairman of the Board of Directors
John W. Casella                   and Secretary (Principal Executive Officer)

/s/ Douglas R. Casella            Vice Chairman of the Board of Directors
----------------------
Douglas R. Casella

/s/ James W. Bohlig               Senior Vice President, Chief Operating
-------------------               Officer and Director
James W. Bohlig

/s/ Jerry S. Cifor                Vice President, Chief Financial Officer
------------------                and Treasurer (Principal Financial and
Jerry S. Cifor                    Accounting Officer)

/s/ John F. Chapple III           Director
-----------------------
John F. Chapple III

/s/ Michael F. Cronin             Director
---------------------
Michael F. Cronin

                                  Director
-------------------
Kenneth H. Mead

/s/ Gregory B. Peters             Director
---------------------
Gregory B. Peters

                                  Exhibit Index
                                  -------------


Exhibit
Number
------


4.1 Second Amended and Restated Certificate of Incorporation of the Registrant, as amended.

4.2(1)     Second Amended and Restated By-laws of the Registrant

4.3(1)     Specimen Certificate of Class A Common Stock of the Registrant

5.1        Opinion of Hale and Dorr LLP

23.1       Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2       Consent of Arthur Andersen LLP, independent accountants

24.1 Power of Attorney (included in the signature pages of this Registration Statement)

-----------------------

(1) Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-33135), and incorporated herein by reference.